Exhibit 4.21

EIGHTH SUPPLEMENTAL INDENTURE GOVERNING
7 ¼% SENIOR NOTES DUE 2020
OF ARCH COAL, INC.

This EIGHTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of December 2, 2013, among ACI Terminal, LLC, a Delaware limited liability company (the “Guaranteeing Subsidiary”), Arch Coal, Inc., a Delaware corporation (the “Company”), the other Guarantors (as defined in the Indenture referred to below) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH

WHEREAS, the Guaranteeing Subsidiary is a subsidiary of the Company; and

WHEREAS, the Company has heretofore entered into an Indenture, dated August 9, 2010 (as heretofore supplemented, the “Indenture”), between the Company and the Trustee; the related First Supplemental Indenture, dated August 9, 2010 (the “First Supplemental Indenture”), among the Company, certain Guarantors and the Trustee, providing for the issuance of 7 ¼% Senior Notes due 2020 (the “Notes”); the related Second Supplemental Indenture, dated December 16, 2010, among the Company, certain Guarantors and the Trustee; the related Third Supplemental Indenture, dated June 24, 2011, among the Company, certain Guarantors and the Trustee; the related Fourth Supplemental Indenture, dated October 7, 2011, among the Company, certain Guarantors and the Trustee; the related Fifth Supplemental Indenture, dated July 2, 2012, among the Company, certain Guarantors and the Trustee; the related Sixth Supplemental Indenture, dated July 31, 2012, among the Company, certain Guarantors and the Trustee; and the related Seventh Supplemental Indenture, dated July 26, 2013, among the Company, certain Guarantors and the Trustee; and

WHEREAS, the Indenture provides that the Company shall cause any Person which becomes obligated to Guarantee the Notes, pursuant to the terms of Section 4.13 of the First Supplemental Indenture, to execute a supplemental indenture pursuant to which such Person shall Guarantee the obligations of the Company under the Notes and the Indenture in accordance with Article Ten of the First Supplemental Indenture with the same effect and to the same extent as if such Person had been named in the Indenture as a Guarantor; and

WHEREAS, pursuant to Section 9.01 of the First Supplemental Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.        CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

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2.        AGREEMENT TO GUARANTEE.  The Guaranteeing Subsidiary hereby agrees to provide a Guarantee on the terms and subject to the conditions set forth in the Indenture including, but not limited to, Article Ten of the First Supplemental Indenture.  From and after the date hereof, the Guaranteeing Subsidiary shall be a Guarantor for all purposes under the Indenture and the Notes.

3.        NO RECOURSE AGAINST OTHERS.  No past, present or future member, manager, director, officer, employee or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company, the Guaranteeing Subsidiary, or any other Guarantor, under the Notes, any Guarantee, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of the Notes or any Guarantee by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes and the Guarantee.

4.        NEW YORK LAW TO GOVERN.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5.        COUNTERPARTS.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

6.        EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

7.        THE TRUSTEE.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

SIGNATURES

ARCH COAL, INC.
as Issuer

By:	/s/ John T. Drexler
Name:	John T. Drexler
Title:	Senior Vice President and
Chief Financial Officer

Signature Page to Eighth Supplemental Indenture

ACI TERMINAL, LLC
ALLEGHENY LAND COMPANY
ARCH COAL SALES COMPANY, INC.
ARCH COAL TERMINAL, INC.
ARCH COAL WEST, LLC
ARCH DEVELOPMENT, LLC
ARCH ENERGY RESOURCES, LLC
ARCH FLINT RIDGE, LLC
ARCH RECLAMATION SERVICES, INC.
ARCH WESTERN ACQUISITION CORPORATION
ARCH WESTERN ACQUISITION LLC
ARCH WESTERN RESOURCES, LLC
ARK LAND COMPANY
ARK LAND KH, INC.
ARK LAND LT, INC.
ARK LAND WR, INC.
ASHLAND TERMINAL, INC.
BRONCO MINING COMPANY, INC.
CATENARY COAL HOLDINGS, INC.
COAL-MAC, INC.
COALQUEST DEVELOPMENT LLC
CUMBERLAND RIVER COAL COMPANY
HAWTHORNE COAL COMPANY, INC.
HUNTER RIDGE, INC.
HUNTER RIDGE COAL COMPANY
HUNTER RIDGE HOLDINGS, INC.
ICG, INC.
ICG, LLC
ICG ADDCAR SYSTEMS, LLC
ICG BECKLEY, LLC
ICG EAST KENTUCKY, LLC
ICG EASTERN, LLC
ICG EASTERN LAND, LLC
ICG HAZARD, LLC
ICG HAZARD LAND, LLC
ICG ILLINOIS, LLC
ICG KNOTT COUNTY, LLC
ICG NATURAL RESOURCES, LLC
ICG TYGART VALLEY, LLC
INTERNATIONAL COAL GROUP, INC.
JULIANA MINING COMPANY, INC.
KING KNOB COAL CO., INC.
LONE MOUNTAIN PROCESSING, INC.
MARINE COAL SALES COMPANY
MELROSE COAL COMPANY, INC.
MINGO LOGAN COAL COMPANY

Signature Page to Eighth Supplemental Indenture

MOUNTAIN GEM LAND, INC.
MOUNTAIN MINING, INC.
MOUNTAINEER LAND COMPANY
OTTER CREEK COAL, LLC
PATRIOT MINING COMPANY, INC.
POWELL MOUNTAIN ENERGY, LLC
PRAIRIE HOLDINGS, INC.
SHELBY RUN MINING COMPANY, LLC
SIMBA GROUP, INC.
THUNDER BASIN COAL COMPANY, L.L.C.
TRITON COAL COMPANY, LLC
UPSHUR PROPERTY, INC.
VINDEX ENERGY CORPORATION
WESTERN ENERGY RESOURCES, INC.
WHITE WOLF ENERGY, INC.
WOLF RUN MINING COMPANY

By:	/s/ John T. Drexler
John T. Drexler
Vice President

Signature Page to Eighth Supplemental Indenture

ARCH WESTERN BITUMINOUS GROUP, LLC
ARCH WESTERN FINANCE, LLC
ARCH OF WYOMING, LLC
CANYON FUEL COMPANY, LLC
MOUNTAIN COAL COMPANY, L.L.C.

By:	/s/ James E. Florczak
James E. Florczak
Vice President and Treasurer

Signature Page to Eighth Supplemental Indenture

U.S. BANK NATIONAL ASSOCIATION
as Trustee

By:	/s/ Rebekah A. Foltz
Name:	Rebekah A. Foltz
Title:	Vice President

Signature Page to Eighth Supplemental Indenture